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                          CERTIFICATE OF LIMITED PARTNERSHIP

                                          OF

                       TELECOMMUNICATIONS INCOME FUND XI, L.P.


    Pursuant to the Iowa Uniform Limited Partnership Act, in order to form Telecommunications Income Fund XI, L.P., the undersigned, being the sole general partner, hereby executes this Certificate pursuant to Section 487.201 of the Code of Iowa, and states as follows:

    1. The name of the Limited Partnership is Telecommunications Income Fund XI, L.P.

    2. The address of the office and the name and address of the agent for service of process is Thomas J. Berthel, 100 Second Street, SE, Cedar Rapids, Linn County, Iowa 52401.

    3.   The name and business address of the sole general partner is

              BERTHEL FISHER & COMPANY LEASING, INC.
              100 Second Street, SE
              Cedar Rapids, IA 52401

    4. The latest date upon which the Limited Partnership shall dissolve is December 31, 2012.


    DATED this 26 day of August, 1997.



                                  BERTHEL FISHER & COMPANY LEASING, INC.,
                                  General Partner


                                  By    /s/ Thomas J. Berthel
                                    ------------------------------------------
                                       THOMAS J. BERTHEL, Chief Executive
                                       Officer